Exhibit 10.1

SECOND AMENDMENT TO RIGHTS AGREEMENT

SECOND AMENDMENT, dated as of July 16, 2007 (“Second Amendment”), to Rights Agreement, dated as of February 10, 2000, as amended by First Amendment to Rights Agreement, dated as of January 8, 2003 (the “Rights Agreement”), between Keystone Automotive Industries, Inc., a California corporation (the “Company”), and U.S. Stock Transfer Corporation, a California corporation (the “Rights Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

WHEREAS, the Company is entering into an Agreement and Plan of Merger, dated as of July 16, 2007 (as the same may be amended from time to time, the “Merger Agreement”), among the Company, LKQ Corporation, a Delaware corporation (“Parent”), and LKQ Acquisition Company, a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, the Company desires to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement;

WHEREAS, the Board of Directors of the Company has approved this Second Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 25 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1. The definition of “Acquiring Person” set forth in Section 1.1 of the Rights Agreement is amended by adding the following sentence to the end of that section:

“Anything to the contrary in this Agreement notwithstanding, no Person shall be or become an Acquiring Person by reason of (i) the approval, execution or delivery of the Agreement and Plan of Merger, dated as of July 16, 2007, among LKQ Corporation, a Delaware corporation (“Parent”), LKQ Acquisition Company, a California Corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”), or any amendment thereto, (ii) the merger of Purchaser with and into the Company pursuant to, and on the terms and subject to the conditions set forth in, the Merger Agreement (the “Merger”), or (iii) the consummation of any other transaction contemplated by the Merger Agreement, as it may be amended from time to time.”

2. The definition of “Shares Acquisition Date” in Section 1.9 of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

“Anything to the contrary in this Agreement notwithstanding, a Shares Acquisition Date shall be deemed not to have occurred by reason of (i) the approval, execution, delivery or amendment of the Merger Agreement, (ii) the Merger, or (iii) the consummation of any other transaction contemplated by the Merger Agreement, as it may be amended from time to time.”

3. Section 3.1 of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

“Anything to the contrary in this Agreement notwithstanding, no Distribution Date shall be deemed to have occurred by reason of (i) the approval, execution, delivery or amendment of the Merger Agreement, (ii) the Merger, or (iii) the consummation of any other transaction contemplated by the Merger Agreement, as it may be amended from time to time.”

4. Clause (iii) of Section 7.1 of the Rights Agreement is hereby amended to read as follows:

“(iii) immediately prior to the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13.3 at which time the Rights are deemed terminated, or”

5. Section 11.1.2 of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

“Anything to the contrary in this Agreement notwithstanding, no Trigger Event or any other event requiring an adjustment under this Section 11.1.2 shall be deemed to have occurred by reason of (i) the approval, execution, delivery or amendment of the Merger Agreement, (ii) the Merger, or (iii) the consummation of any other transaction contemplated by the Merger Agreement, as it may be amended from time to time.”

6. Sections 13.1(A) and (B) of the Rights Agreement are amended to read as follows:

“(A) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or other property (other than the Merger or any other transaction contemplated by the Merger Agreement)”

Except as set forth in paragraph 7 below, the remaining portion of Section 13.1 shall be unchanged and shall remain in full force and effect.

7. The final sentence of the first full paragraph of Section 13.1 is amended to read as follows:

“The Company shall not consummate any such consolidation (other than the Merger), merger (other than the Merger), sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of this Section 13.1 and Section 13.2 shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to this Section 13.1 and Section 13.2, and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party, at its own expense, shall…”

Except as set forth in paragraph 6 above, the remaining portion of Section 13.1 shall be unchanged and shall remain in full force and effect.

8. Section 13.3 of the Rights Agreement is amended in its entirety to read as follows:

“Approved Acquisitions. Notwithstanding anything contained herein to the contrary, immediately prior to the consummation of any merger or other acquisition transaction of the type described in clause (A), (B) or (C) of Section 13.1 involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates) which agreement has been approved by the Board of Directors of the Company prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1.”

9. This Second Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

10. All the covenants and provisions of this Second Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

11. Nothing in this Second Amendment shall be construed to give any person or corporation other than the Company, Parent, Merger Sub, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Second Amendment; but this Second Amendment shall be for the sole and exclusive benefit of the Company, Parent, Merger Sub, the Rights Agent and the registered holders of the Rights Certificates (and prior to the Distribution Date, the Common Shares).

12. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Second Amendment shall remain in full force and effect and in no way be affected, impaired or invalidated.

13. This Second Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

14. This Second Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

15. The Company hereby certifies to the Rights Agent that this Second Amendment is in compliance with Section 25 of the Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

Keystone Automotive Industries, Inc.

By:	/s/ John G. Arena
Name: John G. Arena
Title: Vice President, General Counsel and Secretary

U.S. Stock Transfer Corporation, as Rights Agent

By:	/s/ William Garza
Name: William Garza
Title: Vice President

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